 As filed with the Securities and Exchange Commission on September 26, 1997
                                                    Registration No.333-________

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                              _________________

                         AMERICAN HEALTHCHOICE, INC.
           (Exact name of the Company as specified in its charter)

        NEW YORK                                        11-2948752
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)
                              _________________

                         1300 West Walnut Hill Lane
                                  Suite 275
                             Irving, Texas 75038
                  (Address of principal executive offices)
                              _________________

                         AMERICAN HEALTHCHOICE, INC.
                       1997 EXECUTIVE STOCK BONUS PLAN
                              _________________

                            DR. JOSEPH W. STUCKI
                         AMERICAN HEALTHCHOICE, INC.
                         1300 WEST WALNUT HILL LANE
                                  SUITE 275
                             IRVING, TEXAS 75038
                   (Name and address of agent for service)

                               (972) 751-1900
        (Telephone number, including area code, of agent for service)

                               With copies to:

                            RONALD L. BROWN, ESQ.
                       GLAST, PHILLIPS & MURRAY, P.C.
                         13355 NOEL ROAD, SUITE 2200
                             DALLAS, TEXAS 75240
                                (972)419-8300

                       CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
                                             PROPOSED MAXIMUM   PROPOSED MAXIMUM
TITLE OF SECURITIES          AMOUNT OF BE     OFFERING PRICE   AGGREGATE OFFERING       AMOUNT OF
 TO BE REGISTERED            REGISTERED(1)     PER SHARE(2)        PRICE (1)(2)     REGISTRATION FEE(2)
-------------------------------------------------------------------------------------------------------
COMMON STOCK,                   260,870         $5.18              $1,351,307            $409.49
$0.001
-------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices for the Company's common stock as reported within five business days prior to the date of this filing.

                                        PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION. *

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *

        *The document(s) containing the information specified in Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents previously or concurrently filed by American HealthChoice, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

        (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996 (the "Annual Report") filed by the Company (SEC File No. 00-026740) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on January 16, 1996.

        (b) The Company's Form 10-QSB reports for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997.

        (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

        (d) The description of the Company's Common Stock set forth under the caption "Description of Securities" at page 24 of the Company's Registration Statement on Form S-18, filed with the Commission on August 21, 1989, which was incorporated by reference into the Form-8A Registration Statement of the Company filed September 11, 1995, is hereby incorporated by reference.

        All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities them remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        In accordance with the Business Corporation Law of the State of New
York (the "Business Corporation Law"), Articles 9 and 10 of the Company's Certificate of Incorporation (the "Certificate provides that except as may otherwise be specifically provided in the Certificate, no provision of the Certificate is intended by the Company to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the Company, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the Company to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

        No director of the Company shall be personally liable to the Company or any of its shareholders for damages for any breach of duty in such capacity except if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

        Article V of the Company Bylaws further provides as follows:

On the terms, to the extent, and subject to the conditions prescribed by statute, and by such rules and regulations, not inconsistent with statute, that the board may in its discretion impose in general or particular cases or classes or cases: (a) the Company shall indemnify any person made or threatened to be made a party to an action or proceeding, civil or criminal, including any action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate, was a director of officer of the Company, or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein, and (b) the Company may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding. The Company shall indemnify and make advancements to any person made or threatened to be made a party to any such action or proceeding by reason of the fact that he, his testator or intestate, was an agent or employee (other than a director or an officer) of the Company or served another corporation at the request of the Company in any capacity, on the terms, to the extent and subject to the conditions prescribed by statute, and by any rules and regulations of the board which would have been applicable if he had been a director or officer of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

        See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

        (a)     The undersigned Company hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to:
                                (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement.

                        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                (c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
                        Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
                        Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on September 23, 1997.

                                          AMERICAN HEALTHCHOICE, INC.

                                          By: /s/ Joseph W. Stucki
                                             -----------------------------------
                                                  Joseph W. Stucki, D.C.
                                                  President, Chief Executive
                                                  Officer and Chairman of the
                                                  Board of Directors
                                                  (Principal Executive Officer)


                                          By: /s/ Jay R. Stucki
                                             -----------------------------------
                                                  Jay R. Stucki,Chief Financial
                                                  Officer


                                          By: /s/ Elena M Knight
                                             -----------------------------------
                                                  Elena M. Knight, Controller
                                                  and Principal Accounting
                                                  Officer

                              POWER OF ATTORNEY

        Know all men by these presents, that each person whose signature appears below constitutes and appoints Joseph W. Stucki, D.C., his true and lawful attorney-in-fact and agent, each will full power of substitution and re-substitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibit thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of the, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on the dates indicated below on September 23, 1997.


     Signatures                         Title
     ----------                         -----
/s/ Joseph W. Stucki           President, Chief Executive Officer, and Chairman of the Board
--------------------------     of Directors
Joseph W. Stucki, D.C.


/s/ Jeffrey Jones              Director
--------------------------
Jeffrey Jones, D.C.


/s/ Peter Leach                Director
--------------------------
Peter Leach


/s/ Michael Smith              Director
--------------------------
Michael Smith, M.D.


/s/ Mandell Sherman            Director
--------------------------
Mandell Sherman


/s/ Robert DePalo              Director
--------------------------
Robert De Palo


/s/ David Love                 Director
--------------------------
David Love

                         AMERICAN HEALTHCHOICE, INC.

                                EXHIBIT INDEX
                                     TO
                       FORM S-8 REGISTRATION STATEMENT


--------------------------------------------------------------------------------------------------------------------
Exhibit                                                  Incorporated Herein by                    Filed
  No.            Description                                  Reference To                        Herewith
  ---            -----------                                  ------------                        --------
--------------------------------------------------------------------------------------------------------------------
  3.1       Certificate of                       Exhibit 4.1 of the Form SB-2 Registration
            Incorporation of American            Statement filed with the Commission on
            HealthChoice, Inc.                   July 31, 1996 (SEC File No. 33-09311)
--------------------------------------------------------------------------------------------------------------------
  3.2       Bylaws of American                   Incorporated by reference to Exhibit
            HealthChoice, Inc.                   3(ii) of Form 10-KSB filed for the fiscal
            (f/k/a Paudan, Inc.)                 year ended December 31, 1994
--------------------------------------------------------------------------------------------------------------------
  4.1       American HealthChoice,
            Inc. 1997 Executive Stock
            Bonus Plan                                                                            X
--------------------------------------------------------------------------------------------------------------------
  5.1       Opinion of Glast, Phillips
            & Murray, P.C.                                                                        X
--------------------------------------------------------------------------------------------------------------------
 23.1       Consent of Hein +
            Associates, LLP                                                                       X
--------------------------------------------------------------------------------------------------------------------
 23.2       Consent of Glast, Phillips
            & Murray, P.C. (included in
            Exhibit 5.1)
--------------------------------------------------------------------------------------------------------------------
 24.1       Power of Attorney                                                                 Included on
                                                                                              Signature Page
                                                                                              to the
                                                                                              Registration Statement
--------------------------------------------------------------------------------------------------------------------